PAR 1

Forward-Looking Statements. This presentation contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as "anticipate," "believe," "belief," "continue," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "should," "will," "would," "will likely result," and similar expressions. Forward- looking statements are based on current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this presentation, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this presentation are described in our most recent Annual Report on Form 10-K, as updated by our most recent quarterly report on Form 10-Q, and other filings with the Securities and Exchange Commission. Non-GAAP Financial Measures The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. PAR 2

Brink POS® Overview Bookings (locations) ARR (U$D ‘000,000) 22.2 22.8 1,181 21.4 19.2 17.9 961 913 814 725 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 PAR Q2-2020 includes adjusted sites temporary closed due to COVID-19 3

Brink POS® Site Count

Site Count (locations '000)


9.3
9.8
10.3
10.3
11.0
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

Backlog of sites to install (locations '000)


1.0
1.4
1.2
1.5
2.0
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20

PAR

4

Brink POS® ARR Annual Recurring Revenue 1,068 512 491 1,324 1,238 382 543 3,502 1,675 417 22.8M 22.2M 21.4M 17.9M 19.2M - PAR 5

Covid Unit Impact Brink™ temp closed restaurants (locations) 755 430 0 Q1'20 Q2'20 Q3'20 PAR 6

Restaurant Magic® Overview Bookings (locations) Avg MRR of New Bookings (U$D) ARR (U$D ‘000,000) 8.7 596 130 8.6 506 119 7.4 115 207 Q1'20 Q2'20 Q3'20 Q1'20 Q2'20 Q3'20 Q1'20 Q2'20 Q3'20 PAR 7 Q2-2020 includes adjusted sites temporary closed due to COVID-19 Q3-2020 ARR includes impact from COVID-19 Waiver program

Restaurant Magic® Site Count Site count (locations ‘000) 5.7 5.4 5.1 Q1'20 Q2'20 Q3'20 PAR 8

Financials Brink™ related product revenue (U$D ‘000) 6,721 6,658 5,295 5,074 3,783 PAR Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 9

T H A N K Y O U PAR New York HQ 8383 Seneca Turnpike New Hartford, NY 13413